EXHIBIT 99.1

Summit Midstream Corporation 910 Louisiana Street, Suite 4200 Houston, TX 77002

Summit Midstream Corporation Announces Inaugural $35 Million Stock Repurchase Program
Houston, Texas (June 1, 2026) – Summit Midstream Corporation (NYSE: SMC) (“Summit,” “SMC” or the “Company”) today announced that its Board of Directors has authorized the Company’s inaugural stock repurchase program to repurchase up to $35 million of the Company’s outstanding common stock.
Heath Deneke, President, Chief Executive Officer and Chairman, commented, “The authorization of our inaugural share repurchase program reflects the Board’s confidence in Summit’s financial strength and the significant progress we have made over the past year in simplifying our balance sheet and strengthening our platform. Having repaid all arrears on our Series A Preferred Stock and supported by our improving free cash flow profile and financial flexibility, we are now in a position to utilize a common stock buy program as a tool to ensure liquidity and support the secondary market of the shares. We believe our common stock represents an attractive opportunity at current levels, and we intend to be opportunistic in executing any repurchases.”
Under the program, repurchases of shares of the Company’s common stock may be made from time to time in the open market, through privately negotiated transactions, block purchases, or otherwise, including through a Rule 10b5-1 trading plan, in compliance with applicable federal and state securities laws, including Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The timing and amount of any repurchases will be determined by management at its discretion based on a variety of factors, including business and market conditions, the trading price of the Company’s common stock, compliance with debt covenants, and certain other considerations. The program does not obligate the Company to repurchase any specific number of shares, has no fixed expiration date, and may be suspended or discontinued at any time.
About Summit Midstream Corporation
SMC is a value-driven corporation focused on developing, owning and operating midstream energy infrastructure assets that are strategically located in the core producing areas of unconventional resource basins, primarily shale formations, in the continental United States. SMC provides natural gas, crude oil and produced water gathering, processing and transportation services pursuant to primarily long-term, fee-based agreements with customers and counterparties in five unconventional resource basins: (i) the Williston Basin, which includes the Bakken and Three Forks shale formations in North Dakota; (ii) the Denver-Julesburg Basin, which includes the Niobrara and Codell shale formations in Colorado and Wyoming; (iii) the Fort Worth Basin, which includes the Barnett Shale formation in Texas; (iv) the Arkoma Basin, which includes the Woodford and Caney shale formations in Oklahoma; and (v) the Piceance Basin, which includes the Mesaverde formation as well as the Mancos and Niobrara shale formations in Colorado. SMC has an equity method investment in Double E Pipeline, LLC, which provides interstate natural gas transportation service from multiple receipt points in the Delaware Basin to various delivery points in and around the Waha Hub in Texas. SMC is headquartered in Houston, Texas.
Forward-Looking Statements
This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements and may contain the words "expect," "intend," "plan," "anticipate," "estimate," "believe," "will be," "will continue," "will likely result," and similar expressions, or future conditional verbs such as "may," "will," "should," "would" and "could." In addition, any statement concerning future financial performance (including future revenues, earnings or growth rates), repurchases of the Company’s common stock, payment of dividends on any series of stock, ongoing business strategies and possible actions taken by SMC or its subsidiaries are also forward-looking statements. Forward-looking statements also contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management's control) that may cause SMC's actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting SMC is contained in its 2025 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 16, 2026, as amended and updated from time to time. Any forward-looking statements in this press release are made as of the date of this press release and SMC undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.
Contact: 832-413-4770, ir@summitmidstream.com
SOURCE: Summit Midstream Corporation

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